Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the inclusion in Form 8-K of our Report of Independent Registered Public Accounting Firm, dated April 11, 2025, on the balance sheet of Vidello Limited as of March 31, 2024 and 2023, and the related statements of operations, statement of stockholders’ equity and statement of cash flows for the years then ended.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

April 18, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com